$371,908,000


                        FFCA SECURED LENDING CORPORATION

                             SECURED FRANCHISE LOAN
                        TRUST CERTIFICATES, SERIES 1999-1








                               PURCHASE AGREEMENT






April 22, 1999

                                                                  April 22, 1999


Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Prudential Securities Incorporated
c/o   Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

Dear Sirs and Mesdames:

     FFCA Secured Lending Corporation, a Delaware corporation (the "COMPANY"), proposes to sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") $371,908,000 aggregate principal or notional amount of FFCA Secured Lending Corporation Secured Franchise Loan Trust Certificates, Series 1999-1, Class A-1a, Class A-1b, Class A-2, Class B-1, Class B-2, Class C-1, Class C-2, Class D-1, Class D-2 and Class IO (the "SECURITIES"). The Securities will evidence the entire beneficial interest in a trust (the "GRANTOR TRUST FUND") to be formed pursuant to a Grantor Trust Agreement (the "GRANTOR TRUST AGREEMENT") dated as of April 1, 1999, between LaSalle National Bank, as grantor trust trustee (in such capacity, the "GRANTOR TRUST TRUSTEE") and the Company. The Grantor Trust Fund will consist primarily of the FFCA Secured Franchise Loan Trust 1999-1 Secured Franchise Loan-Backed Bonds (the "BONDS") designated as Class A-1a, Class A-1b, Class A-2, Class B-1, Class B-2, Class C-1, Class C-2, Class D-1 and Class D-2 (the "UNDERLYING BONDS"). The Bonds will be issued by FFCA Secured Franchise Loan Trust 1999-1 (the "OWNER TRUST"), a Delaware business trust to be established by the Company pursuant to an Owner Trust Agreement, dated as of April 1, 1999 (the "OWNER TRUST AGREEMENT"), between the Company and Wilmington Trust Company, as owner trustee (the "OWNER TRUSTEE").

     The Bonds will be issued pursuant to an Indenture, dated as of April 1, 1999 (the "INDENTURE"), between the Owner Trust and LaSalle National Bank, as indenture trustee (in such capacity, the "INDENTURE TRUSTEE" and, in either the capacity as Grantor Trust Trustee or as Indenture Trustee, the "TRUSTEE"). The Bonds will be secured by a first priority security interest in, and will be payable solely from, the assets of the Owner Trust (the "OWNER TRUST ESTATE"), which will consist primarily of a pool (the "LOAN POOL") of (i) 515 fixed and adjustable rate, monthly pay, first lien, commercial loans (the "MORTGAGE LOANS"), each of which is secured by real estate and other property used in the operation of a single chain restaurant, convenience store, convenience and

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
gasoline store, gasoline station or automotive parts and/or service facility (collectively, the "CHAIN STORE FACILITIES"), (ii) 83 fixed and adjustable rate, monthly pay, first lien, commercial loans (the "EQUIPMENT Loans"), each of which is secured by equipment used in the operation of a single Chain Store Facility and (iii) six fixed and adjustable rate, monthly pay, first lien, commercial loans, underwritten on the basis of the creditworthiness of the related borrower and the value of the related collateral and secured by real estate, equipment or other property used in the operation of multiple Chain Store Facilities (the "CORPORATE SECURED Loans" and, together with the Mortgage Loans and the Equipment Loans, the "SECURED LOANS"). As of April 1, 1999, the Secured Loans had an aggregate principal amount of approximately $414,855,117. Unless otherwise specified herein, references herein to the Secured Loans will be deemed not to include any Retained Interest (as defined in the Memorandum (as defined below)).

     The Secured Loans were originated by certain affiliates (the "ORIGINATORS") of Franchise Finance Corporation of America, a Delaware corporation ("FFCA"). On the Closing Date (as defined herein), each of FFCA Acquisition Corporation (the "CORPORATE SELLER") and FFCA Franchise Loan Owner Trust 1998-1 (the "TRUST SELLER," and collectively with the Corporate Seller, the "SELLERS") will transfer all of the Secured Loans to the Company pursuant to a Loan Sale Agreement (the "LOAN SALE AGREEMENT"), dated as of April 1, 1999, among FFCA, the Sellers and the Company. The Company will in turn assign the Secured Loans to the Owner Trust, which will simultaneously grant a first priority security interest in the Secured Loans to secure the Bonds. The Secured Loans will be serviced and specially serviced on behalf of the Owner Trust by FFCA, as master servicer and special servicer (in such capacity, the "SERVICER"), pursuant to a Servicing Agreement, dated as of April 1, 1999 (the "SERVICING AGREEMENT"), among the Owner Trust, the Servicer, the Indenture Trustee and ABN AMRO Bank N.V., as fiscal agent (the "FISCAL AGENT").

     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), (i) to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and (ii) in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S").

     In connection with the sale of the Securities, the Company has prepared a preliminary private placement memorandum (the "PRELIMINARY MEMORANDUM") and the credit write-ups presented to the credit committee of FFCA with respect to the five largest Borrower Groups and the concepts related thereto (the "ADDITIONAL INFORMATION") and will prepare a final private placement memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including a description of the terms of the Securities, the terms of the offering and a description of the Company, the Bonds, the Servicer, the Secured Loans, the Loan Pool, applicable federal income tax consequences to purchasers and other relevant information. As used herein, the term "Memorandum" shall include in each case any documents incorporated by reference therein.

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     1. REPRESENTATIONS AND WARRANTIES. The Company and FFCA represent and warrant to, and agree with, you that:

          (a) The Preliminary Memorandum does not contain, and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

          (b) As of the date hereof, FFCA is, and, as of the Closing Date, will be, duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Memorandum and to enter into and perform its obligations under the Loan Sale Agreement, the Servicing Agreement, this Agreement and the Management Agreement, dated as of April 1, 1999 (the "MANAGEMENT AGREEMENT"), among the Owner Trust, the Owner Trustee and FFCA, as manager (except where the failure to have such power and authority would not have a material adverse effect on its ability to own its properties or to conduct its business or to enter into or perform its obligations under the Loan Sale Agreement, the Servicing Agreement, this Agreement and the Management Agreement).

          (c) As of the Closing Date, no material adverse change in the condition (financial or otherwise) or the earnings, business affairs or business prospects (a "MATERIAL ADVERSE CHANGE") of FFCA will have occurred since the date hereof.

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

          (d) As of the date of the Final Memorandum and as of the Closing Date, the Company will have been duly incorporated and will be validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Memorandum and to enter into and perform its obligations under the Owner Trust Agreement, the Grantor Trust Agreement, the Loan Sale Agreement, this Agreement and the Management Agreement (except where the failure to have such power and authority would not have a material adverse effect on its ability to own its properties or to conduct its business or to enter into or perform its obligations under the Owner Trust Agreement, the Grantor Trust Agreement, the Loan Sale Agreement, the Servicing Agreement, this Agreement and the Management Agreement).

          (e) As of the date of the Final Memorandum and as of the Closing Date, the Owner Trust will have been duly organized and will be validly existing as a business trust in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Memorandum, to issue the Bonds and to enter into and perform its obligations under the Servicing Agreement, the Indenture and the Bonds (except where the failure to have such power and authority would not have a material adverse effect on its ability to own its properties or to conduct its business or to enter into or perform its obligations under the Servicing Agreement, the Indenture and the Bonds).

          (f) As of the date of the Final Memorandum and as of the Closing Date,
     (a) the Corporate Seller will have been duly incorporated and will be validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other), and
     (b) the Trust Seller will have been duly organized and will be validly existing and in good standing as a business trust under the laws of the State of Delaware, with full power and authority, to own its properties and conduct its business as described in the Memorandum and to enter into and perform its obligations under the Loan Sale Agreement (except where the failure to have such power and authority would not have a material adverse effect on its ability to own its properties or to conduct its business or to enter into or perform its obligations under the Loan Sale Agreement).

          (g) This Agreement has been duly authorized, executed and delivered by FFCA and the Company.

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
          (h) As of the Closing Date, the Owner Trust Agreement and the Grantor Trust Agreement will have been duly authorized, executed and delivered by the Company and will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

          (i) As of the Closing Date, the Securities, when duly and validly authenticated and delivered pursuant to the Grantor Trust Agreement, will have been duly and validly issued and will be entitled to the benefits of the Grantor Trust Agreement.

          (j) As of the Closing Date, the Indenture, the Servicing Agreement and the Management Agreement, when duly and validly executed and delivered by the Owner Trustee, will have been duly authorized, executed and delivered by the Owner Trust and will constitute valid and binding agreements of the Owner Trust, enforceable against the Owner Trust in accordance with their respective terms.

          (k) As of the Closing Date, the Bonds, when duly and validly executed by the Owner Trustee and authenticated and delivered by the Trustee pursuant to the Indenture, will have been duly executed, authenticated, issued and delivered by the Owner Trust, will constitute valid and binding obligations of the Owner Trust, enforceable against the Owner Trust in accordance with their terms and will be entitled to the benefits of the Indenture.

          (l) As of the Closing Date, the Owner Trust Agreement will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (m) As of the Closing Date, the Loan Sale Agreement will have been duly authorized, executed and delivered by FFCA, the Company and each of the Sellers and will constitute a valid and binding agreement of FFCA, the Company and the Sellers, enforceable against FFCA, the Company and the Sellers in accordance with its terms.

          (n) As of the Closing Date, the Servicing Agreement will have been duly authorized, executed and delivered by the Servicer and the Owner Trust, when duly and validly executed and delivered by Servicer and the

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
     Owner Trustee, and will constitute a valid and binding agreement of the Servicer and the Owner Trust, enforceable against the Servicer and the Owner Trust in accordance with its terms.

          (o) As of the Closing Date, the Management Agreement will have been duly authorized, executed and delivered by FFCA and will constitute a valid and binding agreement of FFCA, enforceable against FFCA in accordance with its terms.

          (p) As of the Closing Date, the Grantor Trust Agreement, the Securities, the Indenture, the Bonds, the Servicing Agreement, the Owner Trust Agreement, the Loan Sale Agreement and the Management Agreement will conform in all material respects to the descriptions thereof contained in the Memorandum.

          (q) As of the date hereof, there is, and, as of the Closing Date, there will be, no action, suit or proceeding, inquiry or investigation pending against or, to the knowledge of FFCA or the Company, threatened against or affecting, FFCA, the Owner Trust or the Company before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Change in respect of FFCA, the Owner Trust or the Company, or which in any manner challenges the validity of the Grantor Trust Agreement, the Loan Sale Agreement, the Securities, the Indenture, the Bonds, the Owner Trust Agreement, the Servicing Agreement, the Management Agreement or this Agreement.

          (r) As of the Closing Date, the execution and delivery of, and the performance by FFCA of all of its obligations under, the Loan Sale Agreement, the Management Agreement, the Servicing Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not contravene or conflict with the certificate of incorporation or by-laws of FFCA and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its properties or assets, except where such conflicts, breaches and defaults in the aggregate would not result in a Material Adverse Change in respect of FFCA.

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
          (s) As of the Closing Date, the execution and delivery of, and the performance by the Company of all of its obligations under the Grantor Trust Agreement, the Loan Sale Agreement, the Owner Trust Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not contravene or conflict with the certificate of incorporation or by-laws of the Company and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets, including the Secured Loans, is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its properties or assets, except where such conflicts, breaches and defaults in the aggregate would not result in a Material Adverse Change in respect of the Company.

          (t) As of the Closing Date, the execution and delivery of, and the performance by the Owner Trust of, all of its obligations under the Bonds, the Indenture, the Servicing Agreement and the Management Agreement and the consummation of the transactions herein and therein contemplated will not contravene or conflict with the Owner Trust Agreement and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets, including the Secured Loans, is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its properties or assets, except where such conflicts, breaches and defaults in the aggregate would not result in a Material Adverse Change in respect of the Owner Trust.

          (u) Neither FFCA nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of FFCA has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities, (as those terms are used in Regulation D under the Securities
     Act) or in any manner involving a public offering within the meaning of
     Section 4(2) of the Securities Act.

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          (v) None of FFCA, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and FFCA and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

          (w) Neither the Grantor Trust Fund created by the Grantor Trust Agreement nor the Owner Trust is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

          (x) It is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement and the Memorandum to register the Securities under the Securities Act.

          (y) No qualification of the Indenture or the Grantor Trust Agreement under the Trust Indenture Act of 1939, as amended (the "1939 ACT"), is required.

          (z) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (aa) As of the Closing Date, PricewaterhouseCoopers L.L.P., which will deliver the letters required by Section 5(a)(ix) of this Agreement, are independent public accountants with respect to the Company and FFCA as required by the Securities Act and the rules and regulations promulgated thereunder.

          (bb) Immediately prior to the transfer to the Company, each of the Sellers will be the sole owner and holder of the related Secured Loans free and clear of all monetary liens, pledges, charges or security interests of any nature encumbering its right, title and interest therein, except as otherwise described in the Memorandum ("LIENS"), each Seller will have the power and authority to enter into the Loan Sale Agreement and to transfer the Secured Loans to the Company and the Loan Sale Agreement will be effective to transfer the Secured Loans to the Company free and clear of all Liens.

          (cc) Immediately prior to the sale and assignment of the Secured Loans to the Owner Trust by the Company, the Company will own each of the Secured Loans free and clear of all Liens and will have the power and authority to

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     transfer the Secured Loans to the Owner Trust in exchange for the Bonds and the Owner Trust Certificates, and the Owner Trust Agreement will be effective to transfer the Secured Loans and the rights of the Company in the Loan Sale Agreement to the Owner Trust free and clear of all Liens.

          (dd) At the time of the execution and delivery of the Grantor Trust Agreement, the Company will own each of the Underlying Bonds free and clear of all Liens and will have the power and authority to transfer the Underlying Bonds to the Grantor Trust Fund, and the Grantor Trust Agreement will be effective to transfer the Underlying Bonds to the Grantor Trust Fund free and clear of all Liens.

          (ee) Upon the execution and delivery of the Grantor Trust Agreement, payment by the purchasers for the Securities and delivery to such purchasers of the Securities, the Grantor Trust Fund will own the Underlying Bonds and the purchasers will acquire title to the Securities, in each case free of Liens except such Liens as may be created or granted by the purchasers of the Securities.

          (ff) All consents, approvals and authorizations of any governmental body, subdivision, agency, board or authority (collectively, "GOVERNMENTAL AUTHORITIES"), if any, required on the part of the Company in connection with the execution and delivery by it of the Grantor Trust Agreement, the Owner Trust Agreement, the Loan Sale Agreement and this Agreement or the carrying out by it of the transactions contemplated hereby or thereby have been obtained and are in full force and effect except such as may be required in connection with the documents to be recorded or filed, as the case may be, with respect to the transfer of the Secured Loans and such as may be required under state securities or blue sky laws.

          (gg) All consents, approvals and authorizations of any Governmental Authority, if any, required on the part of FFCA in connection with the execution and delivery by it of the Loan Sale Agreement, the Servicing Agreement, the Management Agreement and this Agreement or the carrying out by it of the transactions contemplated hereby or thereby have been obtained and are in full force and effect except such as may be required in connection with the documents to be recorded or filed, as the case may be, with respect to the transfer of the Secured Loans and such as may be required under state securities or blue sky laws.

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
          (hh) All consents, approvals and authorizations of any Governmental Authority, if any, required on the part of the Owner Trust in connection with the execution and delivery by it of the Bonds, the Indenture, the Servicing Agreement and the Management Agreement or the carrying out by it of the transactions contemplated thereby have been obtained and are in full force and effect except such as may be required in connection with the documents to be recorded or filed, as the case may be, with respect to the transfer of the Secured Loans and such as may be required under state securities or blue sky laws.

          (ii) All consents, approvals and authorizations of any Governmental Authority, if any, required on the part of each Seller in connection with the execution and delivery by it of the Loan Sale Agreement or the carrying out by it of the transactions contemplated thereby have been obtained and are in full force and effect except such as have been obtained, such as may be required in connection with the documents to be recorded or filed, as the case may be, with respect to the transfer of the Secured Loans and such as may be required under state securities or blue sky laws.

          (jj) At the date thereof and as of Closing Date, the description of the Secured Loans appearing in the Final Memorandum will be true and correct in all material respects.

          (kk) As of the Closing Date, each of the representations and warranties of FFCA set forth in the Loan Sale Agreement will be true and correct in all material respects.

          (ll) As of the Closing Date, each of the representations and warranties of the Company set forth in the Grantor Trust Agreement will be true and correct in all material respects.

          (mm) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Grantor Trust Agreement, the Loan Sale Agreement, the Owner Trust Agreement, the Underlying Bonds and the Securities have been or will be paid by the Company or FFCA prior to the Closing Date to the extent required by applicable law.

          (nn) As of the Closing Date, the Servicer (or a Sub-Servicer) will be licensed, qualified and in good standing in each state in which a Site (as

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     defined in the Memorandum) is located if the laws of such state require licensing or qualification in order to perform its obligations as Servicer under the Servicing Agreement.

          (oo) Each Originator was licensed, qualified and in good standing in each state in which a Site is located if the laws of such state require licensing or qualification in order to originate the Secured Loans originated by it, except where the failure of an Originator to be so licensed would not have a material adverse effect on the enforceability or validity of a Secured Loan.

          (pp) With respect to each Mortgage Loan and, to the extent applicable, each Corporate Secured Loan, either (A) such Secured Loan is insured under the Environmental Policy (as defined in the Loan Sale Agreement) or (B) (x) a Phase I environmental assessment was conducted with respect to the related Mortgaged Property (as defined in the Loan Sale Agreement) that concluded that no further investigation of the related Mortgaged Property was necessary or (y) if such Phase I environmental assessment concluded that further investigation of such Mortgaged Property was necessary, a Phase II environmental assessment was conducted with respect to the related Mortgaged Property, and such Phase II environmental assessment concluded that no remediation or further action was required with respect to the related Mortgaged Property.

     2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal or notional amounts of Securities set forth in Schedule I hereto opposite its name at the purchase prices set forth in
Schedule II (the "PURCHASE PRICES") plus accrued interest, if any, to the Closing Date.

     FFCA and the Company hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any certificates or other securities substantially similar to the Securities (other than the sale of the Securities under this Agreement).

     3. TERMS OF OFFERING. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial

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Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

     4. PAYMENT AND DELIVERY. Payment for the Securities shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10 a.m., New York City time, on April 28, 1999, or at such other time on the same or such other date, not later than May 5, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

     5. CONDITIONS TO THE INITIAL PURCHASERS' OBLIGATIONS. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded FFCA or any of FFCA's securities or in the rating outlook for FFCA, or in the rating accorded any securities for which the Company has acted as depositor, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, of any of the Secured Loans from that set forth in the

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          Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

          (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of FFCA, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of FFCA contained in this Agreement are true and correct as of the Closing Date and that FFCA has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (d) The Initial Purchasers shall have received on the Closing Date an opinion of Kutak Rock, outside counsel for FFCA, the Company and the Sellers, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchasers at the request of FFCA and the Company and shall so state therein.

          (e) The Initial Purchasers shall have received on the Closing Date an opinion of Thacher Proffitt & Wood, outside counsel for FFCA, the Company and the Sellers, dated the Closing Date, to the effect set forth in Exhibit
     B. Such opinion shall be rendered to the Initial Purchasers at the request of FFCA and the Company and shall so state therein.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion of Sidley & Austin, outside counsel for Owner Trust, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion shall be rendered to the Initial Purchasers at the request of FFCA and the Company and shall so state therein.

          (g) The Initial Purchasers shall have received on the Closing Date an opinion of Richards Layton & Finger, outside counsel for the Owner Trustee, dated the Closing Date, to the effect set forth in Exhibit D. Such opinion shall be rendered to the Initial Purchasers at the request of FFCA and the Company and shall so state therein.

          (h) The Initial Purchasers shall have received on the Closing Date an opinion of Sidley & Austin, outside federal and Illinois tax counsel for FFCA, the Company and the Seller, dated the Closing Date, to the effect set forth in Exhibit E. Such opinion shall be rendered to the Initial Purchasers at the request of FFCA and the Company and shall so state therein.

          (i) The Initial Purchasers shall have received on the Closing Date an opinion of Kutak Rock, outside Arizona tax counsel for FFCA, dated the Closing Date, to the effect set forth in Exhibit F. Such opinion shall be rendered to the Initial Purchasers at the request of FFCA and the Company and shall so state therein.

          (j) The Initial Purchasers shall have received on the Closing Date an opinion of Thomas A. Rosiello, Esq., in-house counsel for the Trustee and the Fiscal Agent, dated the Closing Date, to the effect set forth in Exhibit G. Such opinion shall be rendered to the Initial Purchasers at the request of FFCA and the Company and shall so state therein.

          (k) The Initial Purchasers shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit H.

          (l) If any counsel named in this Section 5 is required to deliver an opinion to Duff & Phelps Credit Rating Co. ("DCR"), Fitch IBCA, Inc. ("FITCH") or Moody's Investors Service, Inc. ("MOODY'S") in connection with their ratings of the Securities, such opinion, dated the Closing Date and addressed to the Initial Purchasers, or a letter, dated the Closing Date, from each counsel delivering such opinions stating that the Initial Purchasers are authorized to rely on such opinions as though they were addressed to the Initial Purchasers.

          (m) Copies of letters dated the Closing Date from DCR, Fitch and Moody's to the Company to the effect that the Securities have been definitively assigned the ratings set forth below the name of such rating agency on the cover page of the Preliminary Memorandum.

          (n) The Initial Purchasers shall have received on the date hereof a letter, dated the date hereof, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers L.L.P., independent public accountants, to the effect that they have performed certain specified procedures as a result of which they have determined that such information as the Initial Purchasers may reasonably request of an accounting, financial or statistical nature contained in the Final Memorandum agrees with the accounting records of FFCA, the Company and the Sellers and the files of FFCA, the Company and the Sellers relating to the Secured Loans.

     6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

          (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

          (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum, as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

          (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any jurisdiction in which it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's, FFCA's, the Owner Trust's and the Sellers' counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all document production charges and expenses of counsel to the Initial Purchasers in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the Trustee and the Owner Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Securities, (ix) the costs and expenses of the Company and FFCA relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of FFCA, travel and lodging expenses of the representatives and officers of the Company and FFCA and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other cost and expenses incident to the performance of the obligations of the Company and FFCA hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses (other than reasonable fees and disbursements of their counsel), including transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

          (f) Neither the Company, FFCA nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company or the Owner Trust is then subject to Section 13 or 15(d) of the Exchange Act.

          (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (j) None of FFCA, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and FFCA and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

          (k) During the period of two years after the Closing Date, neither FFCA nor the Company will, or will permit any of their respective affiliates (as defined in Rule 144A under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144A that have been reacquired by any of them.

     7. OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER. Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company and FFCA that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs, and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in the case of (A) or (B), in purchasing such Securities, are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors" and as otherwise provided in the Grantor Trust Agreement.

          (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

               (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by FFCA or the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

               (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

               (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

               (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

               (v) such Initial Purchaser has (A) not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities

          Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

               (vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

               (vii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

     Terms used in this Section 7(b) have the meanings given to them by Regulation S.

     8. INDEMNITY AND CONTRIBUTION. The Company and FFCA agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum or in the Additional Information (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein (it being understood that the only information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein is (x) the last two paragraphs on the cover of each of the Preliminary Memorandum and the Final Memorandum, (y) the second sentence of the last paragraph on page (iv) of each of the Preliminary Memorandum and the Final Memorandum, and (z) the first, second, fourth and ninth paragraphs, and the second sentence in the eighth paragraph, under "Plan of Distribution" in each of the Preliminary Memorandum and the Final Memorandum).

     (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and FFCA, their respective directors, their respective officers and each person, if any, who controls the Company or FFCA within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and FFCA to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto (it being understood that the only information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein is (x) the last two paragraphs on the cover of each of the Preliminary Memorandum and the Final Memorandum, (y) the second sentence of the last paragraph on page (iv) of each of the Preliminary Memorandum and the Final Memorandum, and (z) the first, second, fourth and ninth paragraphs, and the second sentence in the eighth paragraph, under "Plan of Distribution" in each of the Preliminary Memorandum and the Final Memorandum).

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by FFCA, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and FFCA on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company and FFCA on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and FFCA or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

     (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company or FFCA, their respective officers or directors or any person controlling the Company or FFCA and (iii) acceptance of and payment for any of the Securities.

     9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company and FFCA, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of FFCA shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

     10. EFFECTIVENESS; DEFAULTING INITIAL PURCHASERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company or FFCA. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or FFCA to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or FFCA shall be unable to perform their respective obligations under this Agreement, the Company and FFCA will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

     11. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,

                                         FFCA SECURED LENDING
                                           CORPORATION


                                         By: /s/ Dennis L. Ruben
                                             -----------------------------------
                                             Name: Dennis L. Ruben
                                             Title: Executive Vice President,
                                                    General Counsel and
                                                    Assistant Secretary


                                         FRANCHISE FINANCE
                                           CORPORATION OF AMERICA


                                         By: /s/ Dennis L. Ruben
                                             -----------------------------------
                                             Name: Dennis L. Ruben
                                             Title: Executive Vice President,
                                                    General Counsel and
                                                    Assistant Secretary


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Prudential Securities Incorporated

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.

By:   Morgan Stanley & Co. Incorporated


By: /s/ R. H. Hoffman
    --------------------------------------
    Name: R. H. Hoffman
    Title: Vice President

                                   SCHEDULE I

                                                             PRINCIPAL AMOUNT
                                                            OR NOTIONAL AMOUNT
                                                            OF SECURITIES TO BE
INITIAL PURCHASER                                                PURCHASED
-----------------                                           -------------------
                                                                 CLASS A-1A

Morgan Stanley & Co. Incorporated                               $117,005,850
Salomon Smith Barney Inc.                                         40,944,150
Prudential Securities Incorporated                                17,550,000
                                                                ------------
         Total:                                                 $175,500,000
                                                                ============

                                                                 CLASS A-1B

Morgan Stanley & Co. Incorporated                               $ 93,338,000
Salomon Smith Barney Inc.                                         32,662,000
Prudential Securities Incorporated                                14,000,000
                                                                ------------
         Total:                                                 $140,000,000

                                                                 CLASS A-2

Morgan Stanley & Co. Incorporated                               $ 10,922,546
Salomon Smith Barney Inc.                                          3,822,154
Prudential Securities Incorporated                                 1,638,300
                                                                ------------
         Total:                                                 $ 16,383,000

                                                                 CLASS B-1

Morgan Stanley & Co. Incorporated                               $ 13,146,657
Salomon Smith Barney Inc.                                          4,600,443
Prudential Securities Incorporated                                 1,971,900
                                                                ------------
         Total:                                                 $ 19,719,000

                                                                 CLASS B-2

Morgan Stanley & Co. Incorporated                               $    682,701
Salomon Smith Barney Inc.                                            238,899
Prudential Securities Incorporated                                   102,400
                                                                ------------
         Total:                                                 $  1,024,000

                                                                 CLASS C-1

Morgan Stanley & Co. Incorporated                               $  7,887,728
Salomon Smith Barney Inc.                                          2,760,172
Prudential Securities Incorporated                                 1,183,100
                                                                ------------
         Total:                                                 $ 11,831,000

                                                                 CLASS C-2

Morgan Stanley & Co. Incorporated                               $    409,354
Salomon Smith Barney Inc.                                            143,246
Prudential Securities Incorporated                                    61,400
                                                                ------------
         Total:                                                 $    614,000

                                                                 CLASS D-1

Morgan Stanley & Co. Incorporated                               $  4,333,550
Salomon Smith Barney Inc.                                          1,516,450
Prudential Securities Incorporated                                   650,000
                                                                ------------
         Total:                                                 $  6,500,000

                                                                 CLASS D-2

Morgan Stanley & Co. Incorporated                               $    224,678
Salomon Smith Barney Inc.                                             78,622
Prudential Securities Incorporated                                    33,700
                                                                ------------

         Total:                                                 $    337,000

                                                                  CLASS IO

Morgan Stanley & Co. Incorporated                               $231,378,235
Salomon Smith Barney Inc.                                         80,966,765
Prudential Securities Incorporated                                34,705,000
                                                                ------------
         Total:                                                 $347,050,000

                                   SCHEDULE I


                                                                PURCHASE PRICE
                                                              AS A PERCENTAGE OF
                                                               PRINCIPAL AMOUNT
                                                             OR NOTIONAL AMOUNT
CLASS                                                           OF SECURITIES
-----                                                           -------------
Class A-1a                                                         99.0205%

Class A-1b                                                         98.9965

Class A-2                                                          99.0000

Class B-1                                                          99.0295

Class B-2                                                          99.0000

Class C-1                                                          98.9490

Class C-2                                                          99.0000

Class D-1                                                          96.9495

Class D-2                                                          99.0000

Class IO                                                            8.3426

                                    EXHIBIT A


                        OPINION OF KUTAK ROCK, AS COUNSEL
                      FOR THE COMPANY, FFCA AND THE SELLERS

     The opinion of Kutak Rock, as counsel for the Company, FFCA and the Sellers, to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

          (a) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware with corporate power and authority to own its properties, including the Secured Loans, to conduct its business as described in the Memorandum, to enter into and perform all of its obligations under this Agreement, the Owner Trust Agreement and the Loan Sale Agreement, to purchase the Secured Loans from the Sellers and to transfer such Secured Loans to the Owner Trust in exchange for the Bonds and the Owner Trust Certificates and to transfer the Underlying Bonds to the Grantor Trust Fund in exchange for the Securities.

          (b) FFCA has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware with corporate power and authority to own its properties, including the Secured Loans, to enter into and perform all of its obligations under this Agreement, the Loan Sale Agreement, the Servicing Agreement and the Management Agreement, to act as Servicer in respect of the Secured Loans and to conduct its business as described in the Memorandum.

          (c) The Corporate Seller has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware with corporate power and authority to own its properties, including the Secured Loans, to conduct its business as described in the Memorandum, to enter into and perform all of its obligations under the Loan Sale Agreement, to originate or acquire the Secured Loans and to sell and transfer the Secured Loans to the Company.

          (d) Except as set forth or contemplated in the Memorandum, there is no action, suit or proceeding pending against, or to the best of such counsel's knowledge, threatened against or affecting, the Company, FFCA or the Sellers before any court or arbitrator or any governmental body, agency or official, with respect to which there is a reasonable possibility of a Material Adverse Change as to the Company, FFCA or the Sellers, as the case may be, or which in any manner challenges the validity of the Indenture, the Bonds, the Owner Trust Agreement, the Servicing Agreement, the Management Agreement, the Grantor Trust Agreement, the Loan Sale Agreement, the Securities or this Agreement.

          (e) Neither the execution or delivery by the Company of, nor the performance by the Company of all of its obligations under, the Grantor Trust Agreement, the Owner Trust Agreement, the Loan Sale Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any of the following of which such counsel has knowledge: any indenture, mortgage, deed of trust, loan agreement or other agreement to which the Company is a party or by which it is bound or to which any of its property or assets, including the Secured Loans, is subject, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, except where such conflicts, breaches and defaults in the aggregate would not have a material adverse effect on the Company or the ability of the Company to perform its obligations hereunder or under the Grantor Trust Agreement, the Owner Trust Agreement or the Loan Sale Agreement.

          (f) Neither the execution or delivery by FFCA of, nor the performance by FFCA of all of its obligations under, the Servicing Agreement, the Management Agreement, the Loan Sale Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will violate or conflict with any provision of the certificate of incorporation or by-laws of FFCA or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any of the following of which such counsel has knowledge: any indenture, mortgage, deed of trust, loan agreement or other agreement to which FFCA is a party or by which it is bound or to which any of its property or assets is subject, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, except where such conflicts, breaches and defaults in the aggregate would not have a material adverse effect on FFCA or the ability of FFCA to perform its obligations hereunder or under the Servicing Agreement, the Management Agreement or the Loan Sale Agreement.

          (g) Neither the execution or delivery by the Corporate Seller of, nor the performance by the Corporate Seller of all of its obligations under, the Loan Sale Agreement and the consummation of the transactions therein contemplated will violate or conflict with any provision of its certificate of incorporation or by-laws or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any of the following of which such counsel has knowledge: any indenture, mortgage, deed of trust, loan agreement or other agreement to which the Corporate Seller is a party or by which it is bound or to which any of its property or assets, including the Secured Loans, is subject, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, except where such conflicts, breaches and defaults in the aggregate would not have a material adverse effect on the Corporate Seller or the ability of the Corporate Seller to perform its obligations under the Loan Sale Agreement.

          (h) Neither the execution or delivery by Wilmington Trust Company ("WTC"), as owner trustee of the Trust Seller (the "TRUST SELLER OWNER TRUSTEE"), on behalf of the Trust Seller of, nor the performance by the Trust Seller of all of its obligations under, the Loan Sale Agreement and the consummation of the transactions therein contemplated will violate or conflict with any provision of the Owner Trust Agreement establishing the Trust Seller (the "TRUST SELLER OWNER TRUST AGREEMENT") or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any of the following of which such counsel has knowledge: any indenture, mortgage, deed of trust, loan agreement or other agreement to which the Trust Seller is a party or by which it is bound or to which any of its property or assets, including the Secured Loans, is subject, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, except where such conflicts, breaches and defaults in the aggregate would not have a material adverse effect on the Trust Seller or the ability of the Trust Seller to perform its obligations under the Loan Sale Agreement

          (i) Neither the execution or delivery by the Owner Trustee on behalf of the Owner Trust of , nor the performance by the Owner Trust of all of its obligations under, the Indenture, the Bonds, the Servicing Agreement and the Management Agreement and the consummation of the transactions therein contemplated will violate or conflict with any provision of the Owner Trust Agreement or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under any of the following of which such counsel has knowledge: any indenture, mortgage, deed of trust, loan agreement or other agreement to which the Owner Trust is a party or by which it is bound or to which any of its property or assets, including the Secured Loans, is subject, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, except where such conflicts, breaches and defaults in the aggregate would not have a material adverse effect on the Owner Trust or the ability of the Owner Trust to perform its obligations under the Indenture, the Bonds, the Servicing Agreement or the Management Agreement.

          (j) This Agreement has been duly authorized, executed and delivered by the Company and FFCA.

          (k) The Grantor Trust Agreement has been duly authorized, executed and delivered by the Company.

          (l) The Loan Sale Agreement has been duly authorized, executed and delivered by the Company, the Corporate Seller and FFCA.

          (m) The Owner Trust Agreement has been duly authorized, executed and delivered by the Company.

          (n) The Servicing Agreement has been duly authorized, executed and delivered by FFCA.

          (o) The Management Agreement has been duly authorized, executed and delivered by FFCA.

          (p) No consent, approval, order, qualification or authorization of or registration, declaration or filing with any court or governmental agency or body is required by the Company for the performance of the Grantor Trust Agreement, the Loan Sale Agreement, the Owner Trust Agreement or this

     Agreement or the consummation of the other transactions contemplated by the Grantor Trust Agreement, the Loan Sale Agreement, the Owner Trust Agreement, this Agreement except such as have been obtained, such as may be required in connection with the documents to be recorded or filed, as the case may be, with respect to the transfer of the Secured Loans and such as may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

          (q) No consent, approval, order, qualification or authorization of or registration, declaration or filing with any court or governmental agency or body is required by FFCA for the performance of the Servicing Agreement, the Loan Sale Agreement, the Management Agreement, this Agreement or the consummation of the other transactions contemplated by the Servicing Agreement, the Loan Sale Agreement, the Management Agreement, this Agreement except such as have been obtained, such as may be required in connection with the documents to be recorded or filed, as the case may be, with respect to the transfer of the Secured Loans and such as may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

          (r) No consent, approval, order, qualification or authorization of or registration; declaration or filing with any court or governmental agency or body is required by the Sellers for the performance of the Loan Sale Agreement or the consummation of the other transactions contemplated by the Loan Sale Agreement except such as have been obtained, such as may be required in connection with the documents to be recorded or filed, as the case may be, with respect to the transfer of the Secured Loans and such as may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

     Such counsel may rely with respect to matters of law of any state other than the States of Delaware and Arizona upon opinions of local counsel.

                                                                       EXHIBIT B

                 OPINION OF THACHER PROFFITT & WOOD, AS COUNSEL
                      FOR THE COMPANY, FFCA AND THE SELLER

     The opinion of Thacher Proffitt & Wood, as counsel for the Company, FFCA and the Seller, to be delivered pursuant to Section 5(e) of the Purchase Agreement shall be to the effect that:

          (a) The Securities, when duly and validly executed by the Grantor Trust Trustee pursuant to the Grantor Trust Agreement and authenticated by the Grantor Trust Trustee in the manner contemplated by the Grantor Trust Agreement and delivered to and paid for by the Initial Purchasers pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits of the Grantor Trust Agreement.

          (b) Assuming the due authorization, execution and delivery thereof by the Company and the Grantor Trust Trustee, the Grantor Trust Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to and affecting creditors' rights generally and court decisions with respect thereto, and (2) the understanding that such counsel need express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

          (c) Assuming the due authorization, execution and delivery thereof by the Company, the Sellers and FFCA, the Loan Sale Agreement constitutes a legal, valid and binding agreement of the Company, the Sellers and FFCA enforceable against the Company, the Sellers and FFCA in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to and affecting creditors' rights generally and court decisions with respect thereto and
     (2) the understanding that such counsel need express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

          (d) Assuming the due authorization, execution and delivery thereof by the Company and the Owner Trust Trustee, the Owner Trust Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to and affecting creditors' rights generally and court decisions with respect thereto, and (2) the understanding that such counsel need express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

          (e) Assuming the due authorization, execution and delivery thereof by FFCA and the other parties thereto, the Servicing Agreement constitutes a legal, valid and binding agreement of FFCA enforceable against FFCA in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to and affecting creditors' rights generally and court decisions with respect thereto and (2) the understanding that such counsel need express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

          (f) Assuming the due authorization, execution and delivery thereof by FFCA and the other parties thereto, the Management Agreement constitutes a legal, valid and binding agreement of FFCA enforceable against FFCA in accordance with its terms, subject to (1) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to and affecting creditors' rights generally and court decisions with respect thereto and (2) the understanding that such counsel need express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

          (g) Assuming the due execution and delivery thereof by the Owner Trustee on behalf of the Owner Trust in accordance with the Owner Trust Agreement, the Indenture, the Management Agreement and the Servicing Agreement constitute legal, valid and binding agreements of the Owner Trust enforceable against the Owner Trust in accordance with their respective terms, subject to (1) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to and affecting creditors' rights generally and court decisions with respect thereto and
     (2) the understanding that such counsel need express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

          (h) Assuming the due execution and delivery thereof by the Owner Trustee on behalf of the Owner Trust in accordance with the Owner Trust Agreement and the due authentication thereof by the Indenture Trustee in accordance with the Indenture, the Bonds will have been duly issued and are entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Owner Trust enforceable against the Owner Trust in accordance with their respective terms, subject to (1) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to and affecting creditors' rights generally and court decisions with respect thereto and (2) the understanding that such counsel need express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

          (i) The statements in the Memorandum under "Summary - ERISA Considerations", "Summary - Legal Investment Status", in the second, third and fourth paragraphs under "Special Considerations - The Secured Loans - Environmental Risks", in the first sentence of the second paragraph under "Special Considerations - The Secured Loans - Limitations on Enforceability of Cross-Collateralization", "Special Considerations - The Grantor Trust Certificates - Bankruptcy or Insolvency of the Owner Trust", "ERISA Considerations", "Certain Legal Aspects of Secured Loans" and "Legal Investment", to the extent they constitute matters of law or legal conclusions with respect thereto, while not purporting to discuss all ramifications of the issuance of the Securities, have been prepared or reviewed by such counsel and in all material respects fairly and accurately summarize those legal matters which are discussed.

          (j) The statements in the Memorandum under the heading "Assignment of the Secured Loans", "Servicing of the Secured Loans", "The Depositor", "The Owner Trust" and "Description of the Grantor Trust Certificates", insofar as such statements purport to summarize certain provisions of the Securities, the Bonds, the Loan Sale Agreement, the Indenture, the Servicing Agreement, the Management Agreement, the Owner Trust Agreement and the Grantor Trust Agreement, constitute a fair summary of such provisions.

          (k) Registration of the Securities under the Securities Act is not required in connection with the offer, sale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Memorandum and this Agreement to "qualified institutional buyers" as such term is defined in Rule 144A of the Securities Act, it being understood that in rendering this opinion such counsel may assume that the offer, sale and delivery of the Securities have been made as contemplated by the Memorandum and this Agreement. Furthermore, such counsel may express no opinion on the question whether, in the context of any particular transfer of the Securities, registration of the Securities under the Securities Act will be required.

          (l) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (m) Neither the Grantor Trust Fund created by the Grantor Trust Agreement nor the Owner Trust is an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms set forth in the 1940 Act.

          (n) Neither the Grantor Trust Agreement nor the Indenture is required to be qualified under the 1939 Act.

     In addition, such counsel shall state that they have participated in conferences with representatives of the Depositor, the Seller and FFCA, the accountants of and other counsel to FFCA, the Seller and the Depositor and representatives of the Trustee, the Initial Purchasers and their respective counsel at which the contents of the Memorandum and related matters were discussed and, although such counsel need not pass upon, or assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except those portions of the Final Memorandum specified in clauses (i) and (j) above), such counsel shall state that, on the basis of the foregoing (relying as to materiality upon the statements and opinions of officers and other representatives of the Seller, FFCA and the Depositor), no facts have come to their attention that have led them to believe that the Final Memorandum (except for the financial statements and schedules and other financial, statistical or tabular data included in the Final Memorandum, as to which such counsel need express no view), as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Such counsel may rely with respect to matters of law of any state other than the State of New York upon opinions of local counsel.

                                    EXHIBIT C

                     OPINION OF SIDLEY & AUSTIN, AS COUNSEL
                               FOR THE OWNER TRUST

     The opinion of Sidley & Austin, as counsel for the Owner Trust, to be delivered pursuant to Section 5(f) of the Purchase Agreement shall be to the effect that the security interest of the Indenture Trustee in the Secured Loans and proceeds thereof was perfected in each applicable jurisdiction and will constitute a first perfected security interest therein.

                                    EXHIBIT D

                      OPINION OF RICHARDS LAYTON & FINGER,
                        AS COUNSEL FOR THE OWNER TRUSTEE

     The opinion of Richards Layton & Finger, as counsel for the Owner Trustee, to be delivered pursuant to Section 5(g) of the Purchase Agreement shall be to the effect that:

          (a) Each of the Owner Trust Agreement and the Trust Seller Owner Trust Agreement has been duly authorized, executed and delivered by WTC and is a valid and binding agreement of WTC.

          (b) The Indenture, the Servicing Agreement and the Management Agreement have been duly authorized, executed and delivered by the Owner Trustee on behalf of the Owner Trust and are the valid and binding agreements of the Owner Trust acting through the Owner Trustee.

          (c) The Loan Sale Agreement has been duly authorized, executed and delivered by the Trust SellerOwner Trustee on behalf of the Trust Seller and is the valid and binding agreement of the Trust Seller acting through the Trust Seller Owner Trustee.

          (d) The Owner Trust has been duly organized and is validly existing and in good standing as a business trust under the laws of the State of Delaware and has the power and authority to issue the Bonds, to pledge the Secured Loans as collateral for the Bonds and to conduct its business as contemplated by the Indenture, the Owner Trust Agreement, the Servicing Agreement and the Management Agreement.

          (e) The Trust Seller has been duly organized and is validly existing and in good standing as a business trust under the laws of the State of Delaware and has the power and authority to own its properties, including the Secured Loans, to conduct its business as described in the Memorandum, to enter into and perform all of its obligations under the Loan Sale Agreement, to originate or acquire the Secured Loans and to sell and transfer the Secured Loans to the Company.

          (f) The Bonds have been duly authorized and executed by the Owner Trust acting through the Owner Trustee.

          (g) The Owner Trustee and WTC, as the case may be, have full power, authority and legal right to execute and deliver and to perform and observe the provisions of the Indenture, the Servicing Agreement, the Management Agreement and the Owner Trust Agreement, and the Owner Trustee has full power, authority and legal right to acquire, hold and pledge the Secured Loans as collateral for the Bonds and to carry out the transactions contemplated in the Indenture and the Owner Trust Agreement.

          (h) The Trust Seller Owner Trustee and WTC, as the case may be, have full power, authority and legal right to execute and deliver and to perform and observe the provisions of the Loan Sale Agreement and the Trust Seller Owner Trust Agreement, and the Trust Seller Owner Trustee has full power, authority and legal right to acquire, hold and sell the Secured Loans and to carry out the transactions contemplated in the Loan Sale Agreement and the Trust Seller Owner Trust Agreement.

          (i) To the best of the knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting WTC before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of (i) the Owner Trustee or WTC, as the case may be, to carry out the transactions contemplated in the Bonds, the Indenture, the Servicing Agreement and the Management Agreement or (ii) the Trust Seller Owner Trustee or WTC, as the case may be, to carry out the transactions contemplated in the Loan Sale Agreement.

          (j) The execution, delivery and performance of the Bonds, the Indenture, the Servicing Agreement, the Management Agreement and the Owner Trust Agreement by the Owner Trustee or WTC, as the case may be, will not conflict with or constitute a breach of or default under the certificate of incorporation or by-laws of WTC or, to the best of the knowledge of such counsel, any agreement, indenture or other instrument to which WTC is a party or by which it or any of its properties may be bound, or any law, administrative regulation or court decree applicable to WTC.

          (k) The execution, delivery and performance of the Loan Sale Agreement and the Trust Seller Owner Trust Agreement by the Trust Seller Owner Trustee or WTC, as the case may be, will not conflict with or constitute a breach of or default under the certificate of incorporation or by-laws of WTC or, to the best of the knowledge of such counsel, any agreement, indenture or other instrument to which WTC is a party or by which it or any of its properties may be bound, or any law, administrative regulation or court decree applicable to WTC.

          (l) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the State of Delaware is required for the execution, delivery or performance by WTC or the Owner Trustee, as the case may be, of the Bonds, the Indenture, the Servicing Agreement, the Management Agreement or the Owner Trust Agreement, except such as have been obtained, such as may be required in connection with the documents to be recorded or filed, as the case may be, with respect to the transfer of the Secured Loans and such as may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

          (m) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the State of Delaware is required for the execution, delivery or performance by WTC or the Trust Seller Owner Trustee, as the case may be, of the Loan Sale Agreement or the Trust Seller Owner Trust Agreement, except such as have been obtained, such as may be required in connection with the documents to be recorded or filed, as the case may be, with respect to the transfer of the Secured Loans and such as may be required under state securities or blue sky laws (as to which such counsel need express no opinion).

          (n) The holders of the Owner Trust Certificates issued pursuant to the Owner Trust Agreement have no legal or equitable right to obtain possession of the Secured Loans and other collateral for the Bonds prior to the payment of all principal of and interest on the Bonds and the termination of the Indenture. A creditor of any such holder would have no greater rights to reach the Secured Loans and other collateral for the Bonds to satisfy the debts of such holder than the holder itself.

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                                    EXHIBIT E

                     OPINION OF SIDLEY & AUSTIN, AS FEDERAL
                            AND ILLINOIS TAX COUNSEL
                      FOR THE COMPANY, FFCA AND THE SELLER

     The opinion of Sidley & Austin, as federal and Illinois tax counsel for the Company, FFCA and the Seller, to be delivered pursuant to Section 5(h) of the Purchase Agreement shall be to the effect that:

          (a) The Underlying Bonds will be characterized as debt instruments for federal income tax purposes.

          (b) For federal income tax purposes, the Grantor Trust Fund will be characterized as a grantor trust under subpart E of subchapter J of the Code.

          (c) For federal income tax purposes, the Securities will be treated as evidencing the ownership of "stripped bonds" (or, in the case of the Class IO Securities, "stripped coupons") within the meaning of Section 1286 of the Code.

          (d) The Owner Trust will be treated as a qualified REIT subsidiary as described in Section 856(i) of the Code for federal income tax purposes.

          (e) The statements in the Memorandum under the headings "Summary of Memorandum--Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences", to the extent they constitute matters of law or legal conclusions with respect thereto have been prepared or reviewed by such counsel and in all material respects fairly and accurately summarize those legal matters which are discussed.

          (f) The performance by the Trustee of its duties under the Indenture and the Grantor Trust Agreement, and the holding of the Grantor Trust Fund and the Secured Loans that secure the Bonds, in the State of Illinois will not result in the imposition of an Illinois state tax imposed on or measured by the net taxable income or the gross receipts of the Grantor Trust Fund.

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                                    EXHIBIT F

                        OPINION OF KUTAK ROCK, AS ARIZONA
                              TAX COUNSEL FOR FFCA

     The opinion of Kutak Rock, as Arizona tax counsel for FFCA, to be delivered pursuant to Section 5(i) of the Purchase Agreement shall be to the effect that the servicing of the Secured Loans by FFCA pursuant to the Servicing Agreement will not result in the imposition of an Arizona state tax imposed on or measured by the net taxable income or the gross receipts of the Grantor Trust Fund or the Owner Trust.

                                    EXHIBIT G

                 OPINION OF THOMAS A. ROSIELLO, ESQ., AS COUNSEL
                      FOR THE TRUSTEE AND THE FISCAL AGENT

     The opinion of Thomas A. Rosiello, Esq., as counsel for the Trustee and the Fiscal Agent, to be delivered pursuant to Section 5(j) of the Purchase Agreement shall be to the effect that:

          (a) The Trustee has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States and the Fiscal Agent is a foreign banking organization authorized by the Commissioner of Banks and Trust Companies, State of Illinois, to do business in Illinois and the Fiscal Agent is in good standing in Illinois.

          (b) The Trustee has the requisite power and authority to enter into the Grantor Trust Agreement, the Indenture and the Servicing Agreement (the "Trustee Agreements").

          (c) The Fiscal Agent has requisite power and authority to enter into the Servicing Agreement.

          (d) No action, corporate or otherwise, is necessary on the part of the Trustee or the Fiscal Agent to authorize the performance by the Trustee or the Fiscal Agent of their respective obligations under such Trustee Agreements or to authorize the execution and delivery of such Trustee Agreements, other than such action as has been taken and is in full force and effect.

          (e) The execution, delivery and performance by the Trustee and the Fiscal Agent of their respective obligations and duties under the Trustee Agreements to which they are parties, and as enumerated above, do not in any materially adverse manner (i) breach or conflict with or violate the express provisions of the charter or by-laws or other organizational documents of the Trustee or the Fiscal Agent, (ii) violate any applicable laws, rule or regulation of the United States, the State of Illinois or any of their agencies, (iii) violate any order, writ, injunction or decree of any court or governmental authority or agency of the United States or the State of Illinois or any arbitral award of which such counsel has knowledge or (iv) result in a breach of, conflict with or constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which such counsel has knowledge to which the Trustee or the Fiscal Agent is party or by which it is bound or to which it is subject.

          (f) No authorizations, consents, approvals, licenses, filings, or registration with any governmental or regulatory authority or agency of the United States or the State of Illinois, except for those that have been obtained and are in full force and effect or those that would not have a materially adverse effect on either the Trustee's or Fiscal Agent's ability to perform each of their obligations under such Trustee Agreements, are required in connection with the execution, delivery or performance by the Trustee or the Fiscal Agent of the Trustee Agreements to which they are a party or in connection with the consummation of the transactions contemplated by such Trustee Agreements.

          (g) When executed, authenticated and delivered on behalf of the Trustee in accordance with the Grantor Trust Agreement by the person named in such opinion on behalf of the Trustee the Securities will have been duly executed, authenticated and delivered by the Trustee.

          (h) When authenticated and delivered on behalf of the Trustee in accordance with the Indenture by the person named in such opinion on behalf of the Trustee the Bonds will have been duly executed, authenticated and delivered by the Trustee.

          (i) The Grantor Trust Agreement, the Indenture and the Servicing Agreement, in the case of the Trustee, and the Servicing Agreement, in the case of the Fiscal Agent, have been duly authorized, executed and delivered by the Trustee or the Fiscal Agent, as the case may be, and constitute the valid and binding obligations of the Trustee and the Fiscal Agent, as the case may be, enforceable against the Trustee and the Fiscal Agent, as the case may be, in accordance with their respective terms, except to the extent that enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (b) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) possible limitations arising from applicable laws other than those referred to in the preceding clause (a) upon the remedial provisions contained in the Agreements, but such limitations do not in the opinion of such counsel in and of themselves make the remedies afforded inadequate for the practical realization of the benefits purported to be provided thereby.

                                    EXHIBIT H

              OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP,
                      AS COUNSEL FOR THE INITIAL PURCHASERS

     The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for the Initial Purchasers, to be delivered pursuant to Section 5(k) of the Purchase Agreement shall be to the effect that:

          (a) This Agreement has been duly authorized, executed and delivered by the Company and FFCA.

          (b) The Company is validly existing and in good standing as a corporation under the General Corporation Law of the State of Delaware.

          (c) FFCA is validly existing and in good standing as a corporation under the General Corporation Law of the State of Delaware.

          (d) The Grantor Trust Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee and the Fiscal Agent, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in equity or at law).

          (e) When executed, authenticated and delivered by the Trustee in accordance with the terms of the Grantor Trust Agreement and upon payment and delivery thereof in accordance with the Purchase Agreement, the Securities will be validly issued and outstanding and entitled to the benefits of the Grantor Trust Agreement.

          (f) The Grantor Trust Fund created by the Grantor Trust Agreement is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms set forth in the 1940 Act.

          (g) Registration of the Securities under the Securities Act is not required in connection with the offer, sale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Memorandum and this Agreement to "qualified institutional buyers" as such term is defined in Rule 144A of the Securities Act and the Grantor Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, it being understood that in rendering this opinion such counsel may assume that the offer, sale and delivery of the Securities have been made as contemplated by the Memorandum and this Agreement. Furthermore, such counsel need express no opinion on the question whether, in the context of any particular transfer of the Securities, registration of the Securities under the Securities Act will be required.

     We have participated in conferences with your representatives and with representatives of the Company, FFCA, the Owner Trustee and the Trustee concerning the Final Memorandum and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to our attention that would lead us to believe that the Final Memorandum, except for the financial statements, financial schedules, and other financial and statistical data included therein, as to which such counsel need express no opinion, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.